                                                                    EXHIBIT 10.3

                         FORM OF EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT is entered into as of this 30th day of April, 1998 by and among CDRJ Investments (Lux) SA, a Luxembourg company ("Parent"), its indirect wholly owned subsidiary Jafra Cosmetics International, Inc., a Delaware corporation ("Employer"), and [Name] ("Executive").

                             W I T N E S S E T H :

          WHEREAS, pursuant to and subject to the terms of the Acquisition Agreement, dated as of January 26, 1997, by and among Parent, CDRJ Holding Company, a Cayman Islands exempted company, The Gillette Company and the other parties thereto(the "Acquisition Agreement"), Parent and certain of its Subsidiaries (as defined below) will acquire the Jafra Business (as defined in the Acquisition Agreement)(the "Acquisition");

          WHEREAS, subject to the consummation of the Acquisition, Employer desires to employ Executive as its Chairman and Chief Executive Officer on the terms and conditions set forth herein;

          WHEREAS, Executive desires to accept such employment on the terms and conditions set forth herein;

          WHEREAS, each of Parent, Employer and Executive agrees that Executive will have a prominent role in the management of the business, and the development of the goodwill, of Parent, Employer and their respective Affiliates (as defined below) and will establish and develop relations and contacts with the principal customers and suppliers of Parent, Employer and their respective Affiliates in the United States, Mexico, Latin America, Europe and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, Parent, Employer and their respective Affiliates;

          WHEREAS, (i) in the course of his employment with Employer, Executive
                    -
will obtain confidential and proprietary information and trade secrets concerning the business and operations of Parent, Employer and their respective Affiliates in the United States, Mexico, Latin America, Europe and the rest of the world that could be used to compete unfairly with Parent, Employer and their respective Affiliates; (ii) the covenants and restrictions contained in Sections
                        --
8 through 13, inclusive, are intended to protect
the legitimate interests of Parent, Employer and their respective Affiliates in their respective goodwill, trade secrets and other confidential and proprietary information; and (iii) Executive desires to be bound by such covenants and
                  ---
 restrictions;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein and for other good and valuable consideration, Employer, Parent and Executive hereby agree as follows:

          1.   Agreement to Employ; No Conflicts.  Upon the terms and subject to
               ---------------------------------
the conditions of this Agreement, Employer hereby employs Executive, and Executive hereby accepts employment by Employer. Executive represents that he is entering into this Agreement voluntarily and that his employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by him of any agreement to which he is a party or by which he may be bound.

          2.   Term; Position and Responsibilities.
               -----------------------------------

          (a)  Term of Employment.  Unless Executive's employment shall sooner
               ------------------
terminate pursuant to Section 7, Employer shall employ Executive for a term commencing on the date of the consummation of the Acquisition (the "Commencement Date") and ending on the third anniversary of the Commencement Date; provided,
                                                                     --------
however, that on each day following the first anniversary of the Commencement
-------
Date the period of Executive's employment pursuant to this Agreement shall be automatically extended, upon the same terms and conditions, for an additional day unless Employer or Executive gives 60 days prior written notice (a "Non-Extension Notice") to the other of its or his intention not to extend such period of Executive's employment hereunder; provided, further, that delivery of
                                            --------  -------
a Non-Extension Notice by Employer or Executive to the other shall not constitute a termination of Executive's employment by the Person delivering such Non-Extension Notice unless such notice specifically provides for such termination of employment in the manner described in Section 7 below and the specific date thereof. The period commencing on the Commencement Date and ending on the earlier of (i) the effective date of any termination of
                          -
Executive's employment pursuant to Section 7 and (ii) the later of (x) the third
                                                  --                -
anniversary of the Commencement Date and (y) the second anniversary of the 60th
                                          -
day following receipt by Employer or Executive, as the case may be, of a Non-Extension Notice delivered pursuant to this Section 2(a) shall be referred to herein as the "Employment Period".

          (b)  Position and Responsibilities.  During the Employment Period,
               -----------------------------
Executive shall serve as Chairman and Chief Executive Officer of Employer and have such duties and responsibilities as are customarily assigned to individuals serving in such positions and such other duties consistent with Executive's titles and positions as the Board of Directors of Employer (the "Board") specifies from time to time. Executive shall devote all of his skill, knowledge and working time to the conscientious performance of the duties and responsibilities of such positions, except for (i) vacation time as set forth in
                                                -
Section 6(c) and absence for sickness or similar disability and (ii) to the
                                                                 --
extent that it does not interfere with the performance of Executive's duties hereunder and is in compliance with Executive's covenants and obligations under Sections 8 through 13, inclusive, (A) such reasonable time as may be devoted to
                                   -
service on boards of directors of other corporations and entities and the fulfillment of civic responsibilities and (B) such reasonable time as may be
                                           -
necessary from time to time for personal financial matters. Parent and Employer will each use its reasonable best efforts to cause Executive to be nominated and elected to serve as a member of its Board of Directors during the Employment Period.

          3.  Base Salary.  As compensation for the services to be performed by
              -----------
Executive during the Employment Period, Employer shall pay Executive a base
salary at an annualized rate of $ [      ] payable in installments on Employer's
regular payroll dates, and, in the event that Executive's employment hereunder terminates by reason of his death, for one month after such termination. The Board shall review Executive's base salary annually during the period of his employment hereunder and, in its sole discretion, may increase (but may not decrease) such base salary from time to time based upon the performance of Executive, the financial condition of Employer, prevailing industry salary levels and such other factors as the Board shall consider relevant; provided that Executive's base salary shall be automatically increased on each anniversary of the Commencement Date during the Employment Period by an amount equal to the average increase in the consumer price index during the immediately preceding twelve month period, as reported from time to time in the Wall Street Journal. (The annual base salary payable to Executive under this

Section 3, as the same may be increased from time to time, shall hereinafter be referred to as the "Base Salary".)

          4.  Incentive Compensation Arrangements.
              -----------------------------------

          (a) Annual Incentive Compensation.  Employer shall establish an annual
              -----------------------------
bonus plan for its executive officers (the "Bonus Plan"). During the Employment Period, Executive shall be entitled to participate in the Bonus Plan in accordance with the generally applicable terms thereof as in effect from time to time. The Bonus Plan shall provide that, for each fiscal year of Employer ending during the Employment Period (each such year, a "Bonus Year"), (i) if Parent and
                                                                -
its Subsidiaries (collectively, the "Company") achieve [ ]% of the EBITDA target established by the Board for such Bonus Year (the "EBITDA Target"), Executive shall be entitled to an annual incentive bonus for such Bonus Year equal to [ ]% of his Base Salary, (ii) if the Company achieves [ ]% of the EBITDA Target for
                     --
such Bonus Year, Executive shall be entitled to an annual incentive bonus for such Bonus Year equal to [ ]% of his Base Salary, (iii) if the Company achieves
                                                   ---
more than [ ]% of the EBITDA Target for such Bonus Year but less than [ ]% of such EBITDA Target, Executive shall be entitled to an annual incentive bonus for such Bonus Year equal to the sum of (x) [ ]% of his Base Salary and (y) [ ]% of
                                     -                               -
his Base Salary for each 1% that the performance of the Company for such Bonus Year exceeds 85% of such EBITDA Target, (iv) if the Company achieves more than
                                         --
[ ]% of the EBITDA Target for such Bonus Year, Executive shall be entitled to an annual incentive bonus for such Bonus Year equal to the sum of (x) [ ]% of his
                                                                -
Base Salary and (y) $[ ] for each $[ ] of EBITDA achieved by the Company in
                 -
excess of [ ]% of the EBITDA Target for such Bonus Year and an additional $[ ] for each $[ ] of EBITDA achieved by the Company in excess of [ ]% of the EBITDA Target for such Bonus Year (if any); provided that the EBITDA achieved by the Company for purposes of the calculation under clause (y) shall be determined after deduction for the amount payable to Executive pursuant to such clause (y), and (v) if the EBITDA achieved by the Company for a Bonus Year is less than [ ]%
     -
of the EBITDA Target for such Bonus Year, Executive shall not be entitled to any annual incentive bonus for such Bonus Year. With respect to the first Bonus Year, Executive shall be entitled to a minimum guaranteed annual incentive bonus under the Bonus Plan equal to [ ]% of his annualized Base Salary for such Bonus Year. The annual incentive bonus payable to Executive under the Bonus Plan shall be paid in cash and shall be paid no later than 30 days following receipt by the

Board of the audited consolidated financial statements of the Company for the applicable Bonus Year.

          (b)  Opportunity to Purchase Shares.  On or as soon as reasonably
               ------------------------------
practicable following the Commencement Date, Executive will be given the opportunity to purchase up to [ ] Class A voting shares, par value $2.00 per share, of Parent (the "Shares"), for a per share purchase price equal to $100 (the "Purchase Price"), but in no event will Parent be required to offer to sell or to sell any Shares to Executive at any time at which making such an offer or selling any such Shares would violate any applicable securities law. The terms and conditions of Executive's purchase of any Shares, including the restrictions on transfer of the Shares, the right of first refusal of Parent with respect to such Shares, the right of Parent to repurchase all or a portion of such Shares from Executive following any termination of Executive's employment and the applicable repurchase price and the respective tag along and drag along rights of Executive and Parent, shall be set forth in a separate Management Stock Subscription Agreement, substantially in the form attached hereto as Exhibit A, to be entered into by and between Parent and Executive. Employer will use its reasonable best efforts to make third party financing, guaranteed by Employer, available on customary terms to Executive for up to 75% of the purchase price of the Shares purchased by Executive hereunder. Subject to agreement of the lending bank and except as provided otherwise in connection with an event of default (as defined in the applicable financing documents), the principal amount financed shall become payable on the fifth anniversary of the date of the origination of the loan and may be prepaid without penalty.

          (c)  Options.  On or as soon as reasonably practicable following the
               -------
Commencement Date, Executive shall be granted non-qualified stock options (the "Options") to purchase two shares of the Class A voting shares of Parent for each Share purchased by Executive in accordance with Section 4(b) above, at an option exercise price per share equal to the Purchase Price. Subject in each case to Executive's continued employment with Employer until the applicable vesting date, one-half of the Options will become vested and, subject to compliance with applicable securities laws, exercisable in three equal annual installments on each of the first three anniversaries of the date of grant and the remaining one half of the Options (the "Performance Options") will become vested and, subject to compliance with applicable securities laws, exercisable either (i) if, during the performance period specified in the Management Stock Option Agreement referred to below, the Company achieves the performance objectives established by the Board on the basis of the management case attached hereto as Exhibit B and specified in such Management Stock Option Agreement or (ii) in the case of
                                                            --
any Performance Options that do not become vested under the foregoing clause
(i), nine years from the date of grant. The terms and conditions of the Options, including those described in this Section 4(c), and the right of Parent to purchase vested Options from Executive under certain circumstances, will be set forth in a separate Management Stock Option Agreement, substantially in the form attached hereto as Exhibit C, to be entered into by and between Executive and Parent at the time that such Options are granted.

          (d) At the request of Executive, Employer shall lend to Executive from time to time an amount sufficient to enable Executive to pay any interest on any loan obtained by Executive to purchase the Shares and guaranteed by Employer that is due prior to Employer's payment to Executive of the annual incentive bonus provided for in Section 4(a) for the first Bonus Year. Any such loan shall (i) be full recourse to Executive, (ii) shall be evidenced by a promissory
       -                                  --
note in form reasonably satisfactory to Employer, (iii) shall bear interest at
                                                   ---
the "applicable federal rate" (within the meaning of Section 1274 of the Internal Revenue Code of 1986, as amended) and (iv) shall be due in full
                                                --
(including any accrued interest thereon) at the time Employer pays to Executive the annual incentive bonus provided for in Section 4(a) for the first Bonus Year, and Employer shall be entitled to apply any such annual incentive bonus to repayment of principal and interest on any such loans.

          5.  Employee Benefits.  During the Employment Period, Executive shall
              -----------------
be entitled to participate in the profit sharing, pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans maintained by Employer for its senior executives in accordance with the terms thereof, as the same may be amended and in effect from time to time. The benefits referred to in this Section 5 shall be provided to Executive on a basis that is commensurate with Executive's position and duties with Employer hereunder.

          6.  Perquisites and Expenses.
              ------------------------

          (a)  General.  During the Employment Period, Executive shall be
               -------
entitled to participate in all perquisite programs maintained by Employer for its senior executives, on a basis that is commensurate with Executive's position and duties with Employer hereunder, in accordance with the terms thereof, as the same may be amended and in effect from time to time.

          (b)  Business Travel, Lodging, etc.  Employer shall reimburse
               ------------------------------
Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by him in connection with his performance of services hereunder upon submission of evidence, satisfactory to Employer, of the incurrence and purpose of each such expense and otherwise in accordance with Employer's business travel and expense reimbursement policy applicable to its senior executives as in effect from time to time.

          (c)  Vacation.  During the Employment Period, Executive shall be
               --------
entitled to a number of weeks of paid vacation on an annualized basis, without carryover accumulation, equal to the number of weeks of paid vacation per year applicable to senior executives of Employer in accordance with its vacation policy as in effect from time to time.

          7.  Termination of Employment.
              -------------------------

          (a)  Termination Due to Death or Disability.  In the event that
               --------------------------------------
Executive's employment hereunder terminates due to his death or is terminated by Employer due to Executive's Disability (as defined below), no termination benefits shall be payable to or in respect of Executive except as provided in
Section 3 or Section 7(f)(ii). For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents or is reasonably expected to prevent the performance by Executive of his duties hereunder for a continuous period of six months or longer. The determination of Executive's Disability shall (i) be made by an independent physician who is reasonably
                  -
acceptable to Employer and Executive (or his representative), (ii) be final and
                                                               --
binding on the parties hereto and (iii) be made taking into account such
                                   ---
competent medical evidence as shall be presented to such independent physician by Executive and/or Employer or by any physician or group of physicians or other competent medical experts employed by Executive and/or Employer to advise such independent physician.

          (b)  Termination by Employer for Cause.  Executive may be terminated
               ---------------------------------
for Cause (as defined below) by Employer, provided that Executive shall have
                                          --------
been given prior written
notice of any proposed termination of his employment for Cause, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination, and Executive shall not have made reasonable effort to correct such circumstances, satisfactory to the Board, within 30 days of receipt of such written notice. "Cause" shall mean (i) the willful failure of Executive
                                            -
substantially to perform his duties hereunder (other than any such failure due to Executive's physical or mental illness), (ii) Executive's engaging in willful
                                             --
and serious misconduct that has caused or is reasonably expected to result in material injury to Employer or any of its Affiliates, (iii) Executive's
                                                       ---
conviction of, or entering a plea of guilty or nolo contendere to, a crime that
                                               ---- ----------
constitutes a felony or (iv) the willful and material breach by Executive of any
                         --
of his obligations hereunder or under any other written agreement or covenant with Employer or any of its Affiliates.

          (c)  Termination Without Cause.  A termination "Without Cause" shall
               -------------------------
mean a termination of Executive's employment by Employer other than due to Disability as described in Section 7(a) or for Cause as described in Sec tion 7(b).

          (d)  Termination by Executive.  Executive may terminate his employment
               ------------------------
for any reason. A termination of employment by Executive for "Good Reason" shall mean a ter mination by Executive of his employment with Employer following the occurrence, without Executive's consent, of any of the following events: (i) the assignment to Executive of duties that are significantly
         -
different from, and that result in a substantial diminution of, the duties that he is to assume on the Commencement Date, (ii) the assignment to Executive of a
                                           --
title that is different from and junior to the title specified in Section 2 or the failure of Parent and Employer to use their reasonable best efforts to cause Executive to be elected or reelected to serve as a member of their respective Boards of Directors or (iii) the failure of Employer to obtain the assumption of
                        ---
this Agreement by any Successor (as defined below) to Employer as contemplated by Section 14, provided in any such case that within 30 days of Executive's
               --------
becoming aware of the occurrence of any such event, Executive shall have delivered written notice to Employer of his intention to terminate his employment for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination, and Employer shall not have made reasonable effort to correct such circumstances, to the satisfaction of Executive, within 30 days of receipt of such written notice.

          (e)  Notice of Termination.  Any termination of Executive's employment
               ---------------------
by Employer pursuant to Section 7(a), 7(b) or 7(c), or by Executive pursuant to
Section 7(d), shall be communicated by a written Notice of Termination addressed to the other parties to this Agreement. A "Notice of Termination" shall mean a notice stating that Executive's employment with Employer has been or will be terminated and the specific provisions of this Section 7 under which such termination is being effected.

          (f)  Payments Upon Certain Terminations.
               ----------------------------------

          (i) In the event of a termination of Executive's employment by Employer Without Cause or a termination by Executive of his employment for Good Reason in either such case during the Employment Period (any such termination, a "Qualifying Termination"), Employer shall pay to Executive (or, following his death, to Executive's beneficiaries) his full Base Salary through the Date of Termination and, as liquidated damages in respect of claims based on provisions of this Agreement and provided Executive executes and delivers a general release of all claims substantially in the form attached hereto as Exhibit D, the following additional amounts:

          (A) his Base Salary, at the rate in effect hereunder immediately prior
           -
     to the Qualifying Termination, which shall be payable in installments on Employer's regular payroll dates, for the period (such period, the "Severance Period") beginning on the Date of Termination (as defined below) and ending on the later of (i) the third anniversary of the Commencement
                                 -
     Date and (ii) the second anniversary of the Date of Termination; plus
               --                                                     ----

          (B) if the Company achieves the performance objectives established
           -
     under the Bonus Plan for the Bonus Year that includes the Date of Termination, an amount, payable in one lump sum as soon as reasonably practicable following receipt by the Board of the consolidated financial statements of the Company for such Bonus Year, equal to the product of (1)
                                                                             -
     the annual incentive bonus that would have been payable to Executive for such Bonus Year pursuant to Section 4(b) under the Bonus Plan had he remained employed for the entire Bonus Year, multiplied by (2) a fraction,
                                                                 -
     the
     numerator of which is equal to the number of days in such Bonus Year that precede the Date of Termination and the denominator of which is equal to 365, less
             ----

          (C) the amount, if any, paid or payable to Executive under the terms
           -
     of any severance plan, severance policy, severance program or severance practice of Employer or any of its Affiliates applicable to Executive, as in effect on the Date of Termination (a "Severance Program");

provided that Employer may, at any time, pay to Executive, in a single lump sum
--------
and in satisfaction of Employer's obligations under clauses (A) and (B) of this Section 7(f)(i), an amount equal to (x) the installments of the Base Salary
                                          -
then remaining to be paid to Executive pursuant to clause (A) above, and the amount, if any, then remaining to be paid to Executive pursuant to clause (B) above, without discount for immediate payment, less (y) the amount, if any,
                                               ----  -
remaining to be paid to Executive pursuant to any Severance Program identified under clause (C) above.

          In addition, in the event of a Qualifying Termination, Employer shall, during the Severance Period, provide Executive continued coverage under the medical and other health plans of Employer referred to in Section 5 (the "Continued Benefits") in which Executive was a participant immediately prior to the Date of Termination, subject to timely payment by Executive of all premiums, contributions and other co-payments required to be paid during such period by senior executives of Employer under the terms of such plans as in effect from time to time.

          Executive shall not have a duty to mitigate the costs to Employer under this Section 7(f)(i), except that Continued Benefits shall be canceled to the extent of any comparable benefit coverage offered to Executive during the Severance Period by a subsequent employer or other Person (as defined below) for which Executive performs services, including but not limited to consulting services.

          (ii) If Executive's employment shall terminate upon his death or due to his Disability or if Employer shall terminate Executive's employment for Cause or Executive shall terminate his employment without Good Reason during the Employment Period, Employer shall pay Executive (or, in the event of his death, his beneficiaries) his full Base Salary through the Date of Termination or as provided in Section 3 above. In addition, in the case of any such termination due to Executive's death or Disability, if the Company achieves the performance objectives established under the Bonus Plan for the Bonus Year that includes the Date of Termination, Employer shall pay Executive (or his beneficiaries if applicable) an amount, payable in one lump sum as soon as reasonably practicable following receipt by the Board of the consolidated financial statements of the Company for such Bonus Year, equal to the product of
(1) the annual incentive bonus that would have been payable to Executive for
 -
such Bonus Year pursuant to Section 4(b) under the Bonus Plan had he remained employed for the entire Bonus Year, multiplied by (2) a fraction, the numerator
                                                   -
of which is equal to the number of days in such Bonus Year that precede the Date of Termination (exclusive of any time between the onset of a physical or mental disability that prevents the performance by Executive of his duties hereunder and the resulting Date of Termination) and the denominator of which is equal to 365.

          (iii) Executive shall be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of Employer in which Executive was a participant during his employment with Employer in accordance with the terms thereof, provided that (x) Executive
                                                    --------       -
shall not be entitled to receive any payments or benefits under any such plan, policy, program or practice providing any bonus or incentive compensation (and the provisions of this Section 7(f) shall supersede the pro visions of any such plan, policy, program or practice), and (y) the amount, if any, paid or payable
                                         -
to Executive under the terms of any such plan, policy, program or practice relating to severance shall reduce the amounts payable under Section 7(f)(i) as provided in clause (C) thereof.

          (g)  Date of Termination.  As used in this Agreement, the term "Date
               -------------------
of Termination" shall mean (i) if Executive's employment is terminated by his
                            -
death, the date of his death, (ii) if Executive's employment is terminated by
                               --
Employer for Cause, the latest of the date on which Notice of Termination is given as contemplated by Sec tion 7(e), the date of termination specified in such notice and the date any applicable correction period ends, and (iii) if
                                                                     ---
Executive's employment is terminated by Employer Without Cause, due to Executive's Disability or by Executive for any reason, the date that is 30 days after the date on which Notice of Termination is given as contemplated by
Section 7(e) or, if no such notice is given, 30 days after the date of termination of employment.

          (h)  Resignation upon Termination.  Effective as of any Date of
               ----------------------------
Termination under this Section 7 or otherwise as of the date of Executive's termination of employment with Employer, Executive shall resign, in writing, from all Board memberships and other positions then held by him with Employer and its Affiliates.

          8.  Unauthorized Disclosure.  During the period of Executive's
              -----------------------
employment with Employer and the ten-year period following any termination of such employment, without the prior written consent of the Board or its authorized representative, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use his best efforts to consult with the Board prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Executive shall not disclose any confidential or proprietary trade secrets, customer lists, drawings, designs, informa tion regarding product development, marketing plans, sales plans, manufacturing plans, management organization information (including but not limited to data and other information relating to members of the Board of Directors of Parent, Employer or any of their respective Affiliates or to management of Parent, Employer or any of their respective Affiliates), operating policies or manuals, business plans, financial records, packaging design or other financial, commercial, business or technical information (a)
                                                                          -
relating to Parent, Employer or any of their respective Affiliates or (b) that
                                                                       -
Parent, Employer or any of their respective Affiliates may receive belonging to suppliers, customers or others who do business with Parent, Employer or any of their respective Affiliates (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public or is in the public domain (other than by reason of Executive's breach of this Section 8).

          9.  Non-Competition.  During the period of Executive's employment with
              ---------------
Employer and, following any termination thereof, the period ending on (a) in the
                                                                       -
case of a Qualifying Termination, the last day of the Severance Period or (b) in
                                                                           -
the case of any other termination of Executive's employment with Employer, the second anniversary of the effective date of such termination (such applicable periods collectively, the "Restriction Period"),Executive shall not, directly or indirectly, become employed in an executive capacity by, engage in business with, serve as an agent or consultant to, or become a partner, member, principal or stockholder (other than a holder of less than 1% of the outstanding voting shares of any publicly held company) of, any Person that competes anywhere in the United States, Mexico, Latin America or Europe, with any part of the business of Parent, Employer or any of their respective Affiliates that relates to producing, marketing, manufacturing, designing, formulating, procuring or developing facial skin care or body products, color cosmetics, fragrances, health or beauty supplements or other such products or related materials. For purposes of this Section 9, the phrase employment "in an executive capacity" shall mean employment in any position in connection with which Executive has or reasonably would be viewed as having powers and authorities with respect to any other Person or any part of the business thereof that are substantially similar, with respect thereto, to the powers and authorities assigned to the executive officer or officers of Employer serving in the capacities served by Executive during the Employment Period or any superior executive officer of Employer in the By-Laws of Employer as in effect on the date hereof, a copy of the relevant portions of which has been delivered to Executive on or before the date hereof, and which Executive hereby confirms that he has reviewed.

          10.  Non-Solicitation of Employees. During the Restriction Period,
               -----------------------------
Executive shall not, directly or indirectly, for his own account or for the account of any other Person anywhere in the United States, Mexico, Latin America or Europe, (i) solicit for employment, employ or otherwise interfere with the
            -
relationship of Parent, Employer or any of their respective Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for Parent, Employer or any of their respective Affiliates at any time during which Executive was employed by Employer (in the case of any such activity during such time) or during the six-month period preceding such solicitation, employment or interference (in the case of any such activity after the Date of Termination), other than any such solicitation or employment on behalf of Parent, Employer or any of their respective Affiliates during Executive's employment with Employer, or (ii) induce any employee of
                                                 --
Parent, Employer or any of their respective Affiliates who is a member of management to engage in any activity which Executive is prohibited from engaging in under any of Sections 8, 9, 10 or 11 or to terminate his employment with Employer.

          11.  Non-Solicitation of Customers.  During the Restriction Period,
               -----------------------------
Executive shall not, directly
or indirectly, for his own account or for the account of any other Person anywhere in the United States, Mexico, Latin America or Europe, solicit or otherwise attempt to establish any business relationship of a nature that is competitive with the business or relationship of Parent, Employer or any of their respective Affiliates with any Person throughout the world which is or was a customer, client or distributor of Parent, Employer or any of their respective Affiliates at any time during which Executive was employed by Employer (in the case of any such activity during such time) or during the twelve-month period preceding the Date of Termination (in the case of any such activity after the Date of Termination), other than any such solicitation on behalf of Parent, Employer or any of their respective Affiliates during Executive's employment with Employer.

          12.  Return of Documents.  In the event of the termination of
               -------------------
Executive's employment for any reason, Executive shall deliver to Employer all of (a) the property of each of Parent, Employer and their respective Affiliates
    -
and (b) the documents and data of any nature and in whatever medium of each of
     -
Parent, Employer and their respective Affiliates, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

          13.  Injunctive Relief with Respect to Covenants; Forum, Venue and
               -------------------------------------------------------------
Jurisdiction.  Executive acknowledges and agrees that the covenants, obligations
------------
and agreements of Executive contained in Sections 8, 9, 10, 11, 12 and 13 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause Employer irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that Employer shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies Employer may have. Parent, Employer and Executive each hereby irrevocably submits to the exclusive jurisdiction of the courts of California and the Federal courts of the United States of America, in each case located in Los Angeles, California, in respect of the injunctive remedies set forth in this Section 13 and the interpretation and enforcement of Sections 8, 9, 10, 11, 12 and 13 insofar as such interpretation and enforcement relate to any request or application for injunctive relief in accordance with the provisions of this Section 13, and the parties hereto hereby irrevocably agree that (a) the sole and exclusive
                                              -
appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (b) all claims with respect to any request or
                           -
application for such injunc tive relief shall be heard and determined exclusively in such a court, (c) any such court shall have exclusive
                              -
jurisdiction over the person of such parties and over the subject matter of any dispute relating to any request or application for such injunctive relief, and
(d) each hereby waives any and all objections and defenses based on forum, venue
 -
or personal or subject matter jurisdiction as they may relate to an application for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 13.

          14.  Assumption of Agreement.  Employer shall require any Successor
               -----------------------
thereto, by agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Employer would be required to perform it if no such succession had taken place. Failure of Employer to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to terminate his employment with Employer for Good Reason as described in Section 7(c) provided that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          15.  Entire Agreement.  This Agreement (including the Exhibits hereto)
               ----------------
constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. All prior correspondence and proposals (including but not limited to summaries of proposed terms) and all prior promises, representations, understandings, arrangements and agreements relating to such subject matter (including but not limited to those made to or with Executive by any other Person) are merged herein and superseded hereby.

          16.  Indemnification.  Employer hereby agrees that it shall indemnify
               ---------------
and hold harmless Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of litigation

(including attorneys' fees), arising out of the employment of Executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive. Costs and expenses incurred by Executive in defense of such litigation (including attorneys' fees) shall be paid by Employer in advance of the final disposition of such litigation upon receipt by Employer of (a) a written request for payment, (b) appropriate
                        -                                  -
documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (c) an undertaking adequate
                                                 -
under Delaware law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by Employer under this Agreement, including but not limited to as a result of such exception.

          17.  Miscellaneous.
               -------------

          (a)  Binding Effect; Assignment.  This Agreement shall be binding on
               --------------------------
and inure to the benefit of Parent, Employer, and their respective Successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as pro vided pursuant to this Section 17(a). Each of Parent and Employer may effect such an assignment without prior written approval of Executive upon the transfer of all or substantially all of its business and/or assets (by whatever means), provided that the Successor to Employer shall expressly assume and agree to
--------
perform this Agreement in accordance with the provisions of Section 14.

          (b)  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of California without reference to principles of conflicts of law, provided that the indemnification provisions contained in
                  --------
Section 16 shall be governed by and construed in accordance with Delaware law.

          (c)  Taxes.  Employer may withhold from any payments made under this
               -----
Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

          (d)  Amendments.  No provision of this Agreement may be modified,
               ----------
waived or discharged unless such modification, waiver or discharge is approved by the Board or a Person authorized thereby and is agreed to in writing by Executive and, in the case of any such modification, waiver or discharge affecting the rights or obligations of Parent, is approved by the Board of Directors of Parent or a Person authorized thereby. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.

          (e) Severability.  In the event that any one or more of the provisions
              ------------
of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

          (f) Notices.  Any notice or other communication required or permitted
              -------
to be delivered under this Agreement shall be (i) in writing, (ii) delivered
                                               -               --
personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received
                                               ---
on the date of delivery or, if so mailed, on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the
                      --
party entitled to notice shall hereafter designate in accordance with the terms hereof):

          (A)  If to Employer, to it at:

               2451 Townsgate Road
               Westlake Village, California 91361
               Attention:  General Counsel
               ---------


          (B)  if to Parent, to it at:

               3 Boulevard Royal
               2449 Luxembourg
               Luxembourg
               Attention:  General Counsel
               ---------


          (C) if to Executive, to him at his residential address as currently on file with Employer.

Copies of any notices or other communications given under this Agreement shall also be given to:

               Clayton, Dubilier & Rice, Inc.
               375 Park Avenue
               New York, New York  10152
               Attention:  Donald J. Gogel
               ---------

                         and

               Debevoise & Plimpton
               875 Third Avenue
               New York, New York 10022
               Attention:  Paul S. Bird, Esq.
               ---------

                         and

               Stephan G. Bachelder & Associates, P.A.
               22 Free Street
               Portland, Maine 04101
               Attention:  Stephen G. Bachelder, Esq.
               ---------

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

          (h)  Headings.  The section and other headings contained in this
               --------
Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

          (k)  Certain Definitions.
               -------------------

          "Affiliate":  with respect to any Person, means any other Person that,
           ---------
directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with the first Person, including but not limited to a Subsidiary of the first Person, a Person of which the first Person is a Subsidiary, or another Subsidiary of a Person of which the first Person is also a Subsidiary.

          "Control":  with respect to any Person, means the possession, directly
           -------
or indirectly, severally or jointly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

          "Person":  any natural person, firm, partnership, limited liability
           ------
company, association, corporation, com pany, trust, business trust, governmental authority or other entity.

          "Subsidiary":  with respect to any Person, each corporation or other
           ----------
Person in which the first Person owns or Controls, directly or indirectly, capital stock or other ownership interests representing 50% or more of the combined voting power of the outstanding voting stock or other owner ship interests of such corporation or other Person.

          "Successor":  of a Person means a Person that succeeds to the first
           ---------
Person's assets and liabilities by merger, liquidation, dissolution or otherwise by operation of law, or a Person to which all or substantially all the assets and/or business of the first Person are transferred.

          IN WITNESS WHEREOF, Parent and Employer have duly executed this Agreement by their authorized representatives, and Executive has hereunto set his hand, in each case effective as of the date first above written.


                              CDRJ Investments (Lux) SA


                                  /s/
                              By: -------------------------
                                 Name:
                                 Title:


                              Jafra Cosmetics International,
                              Inc.

                                  /s/
                              By: -------------------------
                                 Name:
                                 Title:


                              Executive:

                                /s/
                              -----------------------------
                              Name: